UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 21, 2018

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 21, 2018, the Board of Directors (the “Board”) of Legg Mason, Inc. (“Legg Mason”) approved Amended and Restated Bylaws of Legg Mason (the “Bylaws”) adopting a “proxy access” provision. The proxy access provision permits a shareholder or group of up to 20 shareholders owning 3% or more of Legg Mason’s outstanding common stock continuously for at least three years to nominate a number of candidates for election to the Board not to exceed the greater of 2 directors or 20% of the number of directors then in office, and requires the inclusion of such candidate(s) in the Company’s proxy materials for the meeting at which such election will be held, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws also make other changes to conform with, and implement, the adoption of the proxy access provision. This summary of the bylaw amendments is qualified in its entirety by reference to the full text of the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference into this filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Subject Matter

3.1	Legg Mason, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: February 26, 2018	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

Exhibit Index

Exhibit 3.1	Legg Mason, Inc. Amended and Restated Bylaws